As of August 28, 2002

[Home Gold, Inc.]


Attention:  Brent King


Re:      Purchase Price and Terms Agreement

Gentlemen:

                  IMPAC Mortgage Acceptance Corporation (the "Purchaser") hereby confirms its agreement to purchase and [Home Gold, Inc.] (the "Seller") hereby confirms its agreement to sell, on a mandatory delivery basis, four pools (each, a "Pool") of fixed-rate and adjustable-rate, residential mortgage loans described herein secured by first and second lien mortgages, deeds of trust or other similar security instruments (the "Mortgage Loans") on a servicing released basis, on the terms and conditions set forth below.

                  In addition to this Purchase Price and Terms Agreement, the Mortgage Loan Purchase and Warranties Agreement, dated as of August 28, 2002 (the "Purchase Agreement"), between the Purchaser and the Seller, and the Interim Servicing Agreement, dated as of August 28, 2002 (the "Interim Servicing Agreement"), between the Purchaser and the Seller, as interim servicer, each in form and substance satisfactory to the Purchaser, shall set forth the terms and provisions with respect to the Mortgage Loans and the sale and servicing thereof. Each Pool will be conveyed by the Seller to the Purchaser pursuant to an Assignment and Conveyance (each, an "Assignment and Conveyance"), executed by the Seller.

                  Ownership of the Mortgage Loans shall be evidenced by delivery of the Mortgage Loans as whole loans pursuant to the Purchase Agreement and the Interim Servicing Agreement.

1.       Term of this Commitment
         -----------------------

                  The first Pool of Mortgage Loans (the "First Closing Mortgage Loans") shall be purchased by the Purchaser and sold by the Seller, subject to the terms hereof, on September 30, 2002 or such date as shall be mutually agreed upon by the parties hereto (the "First Closing Date"). The second Pool of Mortgage Loans (the "Second Closing Mortgage Loans") shall be purchased by the Purchaser and sold by the Seller, subject to the terms hereof, on October 30, 2002 or such date as shall be mutually agreed upon by the parties hereto (the "Second Closing Date"). The third Pool of Mortgage Loans (the "Third Closing Mortgage Loans") shall be purchased by the Purchaser and sold by the Seller, subject to the terms hereof, on November 28, 2002 or such date as shall be mutually agreed upon by the parties hereto (the "Third Closing Date"). The fourth Pool of Mortgage Loans (the "Fourth Closing Mortgage Loans") shall be purchased by the Purchaser and sold by the Seller, subject to the terms hereof, on December 20, 2002 or such date as shall be mutually agreed upon by the parties hereto (the "Fourth Closing Date" and together with the First Closing Date, the Second Closing Date and the Third Closing Date, the "Closing Dates").

The obligation of the Purchaser to purchase the Mortgage Loans from the Seller on any Closing Date is expressly contingent upon the satisfactory due diligence review by the Purchaser to confirm that the Mortgage Loans conform to the terms of this Purchase Price and Terms Agreement and conform materially to the Underwriting Guidelines (as defined below).

2.       Aggregate Amount of Mortgage Loans
         ----------------------------------

                  The aggregate outstanding principal balance of the Mortgage Loans purchased on the Closing Dates shall be approximately $200,000,000 (approximately $50,000,000 on each Closing Date). Any Mortgage Loans that have prepaid in full prior to the related Closing Date shall be excluded from the aggregate outstanding principal balance of the Mortgage Loans in the related Pool (the "Cut-off Date Balance") as of the first day in the month in which the related Closing Date occurs (each, a "Cut-off Date") and shall not be purchased by the Purchaser.

                  Each Closing Date shall consist of approximately $20 million of conventional conforming FNMA eligible Mortgage Loans, and approximately $30 million of subprime Mortgage Loans.

                  The Purchaser will be under no obligation to purchase any Mortgage Loans for which a complete Mortgage Loan File or Credit Information (as defined below) is not made available for review and delivery to the Purchaser in accordance with the Purchase Agreement.

3.       Purchase Price
         --------------

                  The purchase price for each Pool of Mortgage Loans (including the servicing rights related thereto) (the "Purchase Price") sold to the Purchaser on a Closing Date shall be equal to the (i) product of (x) the related Purchase Price Percentage (as defined below) and (y) the related Cut-off Date Balance, plus (ii) accrued and unpaid interest at the Weighted Average Mortgage Interest Rate (as defined below) (net of the Servicing Fee) for the related
Mortgage Loans from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

                  The "Purchase Price Percentage" with respect to each of the subprime Mortgage Loans shall be equal to 103.50%, subject to adjustment based on the final pool characteristics and as described below.

                  The "Mortgage Interest Rate" with respect to any Mortgage Loan is the interest rate borne by such Mortgage Loan as of the related Cut-off Date.

                  Notwithstanding   the   foregoing,   (i)  the  Purchase  Price
Percentage for any Pool shall be adjusted by increasing the Purchase Price Percentage by 1.25 basis points (0.0125%) for every basis point (0.01%) by which the weighted average Mortgage Interest Rate of the subprime Mortgage Loans in such Pool based on the outstanding principal balance of the subprime Mortgage Loans in such Pool as of the related Cut-off Date (the "Weighted Average Mortgage Interest Rate") exceeds the Base Rate for such Pool, (ii) the Purchase Price Percentage for any Pool shall be adjusted by decreasing the Purchase Price Percentage by 1.50 basis points (0.0150%) for every basis point (0.01%) by which the Weighted Average Mortgage Interest Rate of the subprime Mortgage Loans in such Pool falls below the Base Rate for such Pool, and (iii) the Purchase Price Percentage for any Pool shall be adjusted by decreasing the Purchase Price Percentage by 1 basis point (1%) for every 1 basis point (1%) by which the weighted average loan-to-value ("LTV") of the subprime Mortgage Loans in such Pool as of the related Cut-off Date (the "Weighted Average LTV") exceeds 80% LTV for such Pool . If, as a result of the application of this paragraph, the Purchase Price Percentage for any Pool is required to be adjusted by more than 1 basis point (1%), the Purchase Price with respect to such Pool determined in accordance with this Section 3 shall not be applicable and shall be subject to the parties mutual agreement.

                  The "Base Rate" with respect to any Pool of subprime Mortgage Loans is a per annum rate equal to 9.250%.

                  In addition, in the event that the Purchaser's review of the subprime Mortgage Loans pursuant to Section 8 hereof results in the Purchaser rejecting certain of the subprime Mortgage Loans from the transaction contemplated herein such that the characteristics of the subprime Mortgage Loans to be purchased on the related Closing Date are, in the aggregate, materially different from the characteristics set forth on Exhibit A hereto, the Purchase Price with respect to such subprime Mortgage Loans shall be subject to the parties mutual agreement.

                  The "Purchase Price Percentage" with respect to each of the conventional conforming FNMA eligible Mortgage Loans shall be equal to Purchaser's FNMA 30 day commitment less 8-32nds.

4.       The Mortgage Loans
         ------------------

                  Subject to any changes in the composition of the Mortgage Loans which may be agreed to by the Seller and the Purchaser, as of each Closing Date, the Mortgage Loans will have the characteristics as set forth on Exhibit A, attached hereto; provided that the Purchaser shall have the right to remove from the mortgage loan schedule delivered on the related Closing Date (the "Mortgage Loan Schedule") and from the terms of this Purchase Price and Terms Agreement any Mortgage Loan with respect to which the Seller has received a request for a pay-off letter or other notice of potential prepayment in full on or prior to any Closing Date. In the event that (i) any Mortgage Loan purchased by the Purchaser prepays in full on or prior to the related Closing Date or (ii) any Mortgage Loan prepays in full during the 60-day period of time immediately following the related Closing Date, the Seller shall promptly pay the Purchaser, with respect to such Mortgage Loan, the difference between the Purchase Price Percentage and par, multiplied by the then outstanding principal balance of such Mortgage Loan. The provisions set forth in this paragraph shall survive each Closing Date and shall not merge with any of the closing documents and shall be enforceable by the Purchaser independently of this or any other agreement.

                  The Seller shall make the representations and warranties set forth in the Purchase Agreement with respect to the Mortgage Loans (the "Representations") as of the related Closing Date, including, but not limited to, the representation and warranty that the Mortgage Loans have the applicable characteristics set forth on the Mortgage Loan Schedule and on Exhibit A hereto. The Seller agrees to make such Representations without any qualifications based on the Seller's knowledge unless it is stated as such in the Purchase Agreement.

                  Each Mortgage Loan shall have been underwritten in accordance with, and each Mortgage Loan shall conform to, the underwriting guidelines (the "Underwriting Guidelines") of Purchaser in effect at the time the Mortgage Loan is originated, and such Underwriting Guidelines will be attached as an exhibit to the related Assignment and Conveyance. In addition, as of the related Closing Date (a) all Mortgage Loans shall be current with respect to payments due thereunder as of the related Closing Date, (b) no Mortgage Loan shall have been delinquent 30 or more days since its origination, and (c) the weighted average FICO score of the Mortgage Loans in each Pool as established as of each related Closing Date based on the Cut-off Date Balance of the Mortgage Loans in such Pool, shall be no less than 600. In addition, the provisions set forth in the preceding sentence shall survive each Closing Date and shall not merge with any of the closing documents and shall be enforceable by the Purchaser independently of this or any other agreement.

5.       The Agreements
         --------------

                  The Mortgage Loans will be sold and conveyed to the Purchaser by the Seller pursuant to the Purchase Agreement.

                  The servicing rights (the "Servicing Rights") to the Mortgage Loans shall be assigned and transferred to the Purchaser on the related Closing Date. The Mortgage Loans shall be serviced by the Seller on behalf of the Purchaser and its assignees pursuant to the Interim Servicing Agreement, from and after the related Closing Date and until the transfer date or dates (each such date, a "Transfer Date") on which the Purchaser removes some or all of the Mortgage Loans from the terms and provisions of the Interim Servicing Agreement. Notwithstanding the foregoing, the final Transfer Date with respect to the First Closing Mortgage Loans shall be [October 30], 2002, the final Transfer Date with respect to the Second Closing Mortgage Loans, shall be [November 30], 2002, the final Transfer Date with respect to the Third Closing Mortgage Loans, shall be [December 28], 2002, the final Transfer Date with respect to the Fourth Closing Mortgage Loans, shall be [January 20], 2003, in each case unless otherwise specified by the Purchaser in its sole discretion. The Seller hereby agrees to cooperate fully with the Purchaser and any party the Purchaser designates as the successor servicer in transferring the servicing to such successor servicer and that any such transfer shall be at no cost to the Purchaser.

                  The Interim Servicing Agreement provides for servicing on an "actual/actual" basis. Pursuant to the Interim Servicing Agreement, the Seller will be entitled to a monthly fee (the "Servicing Fee") with respect to each

Mortgage Loan equal to the product of the Servicing Fee Rate and the scheduled principal balance of each Mortgage Loan before application of monthly payments due during such month. The Servicing Fee with respect to any month and any Mortgage Loan shall be paid from interest actually received on such Mortgage Loan and shall be pro rated for any partial month serviced. The "Servicing Fee Rate" is equal to [0.25]% per annum.

                  The Purchase Agreement sets forth the Representations with respect to the Mortgage Loans and requires the Seller to, at the Purchaser's option, (a) repurchase any Mortgage Loan with respect to which a material breach of a representation or warranty which adversely affects the value of the Mortgage Loans is discovered and cannot be cured (a "Loan in Breach") or (b) substitute such Loan in Breach with a mortgage loan that meets the criteria, satisfactory to the Purchaser, for a substitute mortgage loan set forth in the Purchase Agreement (each, a "Substitute Mortgage Loan"), provided the Seller has such mortgage loan available.

                  The representations and warranties to be made by the Seller in connection with the sale by the Seller of the Mortgage Loans to the Purchaser shall be made by the Seller as of the related Closing Date and shall survive the purchase of the Mortgage Loans by the Purchaser. The Seller agrees that there shall be no limitation with respect to the term of the representations and warranties made as of the related Closing Date.

                  In addition to such repurchase remedy, the Seller shall indemnify and hold the Purchaser harmless against all , liabilities, obligations, damages, actions, judgments, liens, losses, expenses, fines, charges, penalties, administrative and judicial proceedings and orders, arising out of the breach of any representation or warranty made by the Seller.

                  Notwithstanding anything to the contrary contained in the Purchase Agreement, if a breach of warranty or representation made by the Seller in the Purchase Agreement with respect to any Mortgage Loan is discovered by the Seller or notice of such breach is received by the Seller within twelve (12) months following the related Closing Date (the "Premium Protection Period"), the price for such repurchase (the "Premium Repurchase Price") shall be equal to the product of (i) 100% plus an amount equal to (A) a fraction, whose numerator is equal to 12 less the number of full calendar months since the Closing Date and whose denominator is equal to 12, multiplied by (B) the Purchase Price Percentage less 100%, multiplied by (ii) the then outstanding principal balance of the Mortgage Loan to be repurchased as of the date of such repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer in respect of such repurchased Mortgage Loan, together with all reasonable expenses incurred by Purchaser as a result of such repurchase. For purposes of the prior sentence, a full calendar month shall be construed to mean a 30-day period from the Closing Date, and each 30-day period thereafter shall constitute a "full calendar month". If such breach is discovered or notice is received by the Seller after the termination of the Premium Protection Period, the price for such repurchase (the "Par Repurchase Price") shall be equal to the then outstanding principal balance of the Mortgage Loan to be repurchased, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, plus the amount of any outstanding advances owed to any servicer in respect of such repurchased

Mortgage Loan, together with all expenses incurred by Purchaser as a result of such repurchase. The provisions set forth in this paragraph shall survive each Closing Date and shall not merge with any of the closing documents and shall be enforceable by the Purchaser independently of this or any other agreement.

                  The representations and warranties to be made by the Seller in connection with the sale by the Seller of the Mortgage Loans to the Purchaser shall be made by the Seller as of the related Closing Date and shall survive the transfer of servicing of the Mortgage Loans.

                  In the event that the Purchaser resells any or all of the Mortgage Loans to any subsequent purchaser (each a "Subsequent Purchaser") and
(i) the Seller is provided with notice of a breach of a representation or warranty with respect to any Mortgage Loan during the Premium Protection Period,
(ii) such notice results in a repurchase by the Seller of such Mortgage Loan and
(iii) the Purchaser is required to remit to any Subsequent Purchaser a sum which represents any or all of the excess over par paid by such Subsequent Purchaser for such Mortgage Loan, then the Seller shall remit to the Purchaser within the repurchase period defined in the Purchase Agreement , the difference between the Purchase Price Percentage and par, multiplied by the then outstanding principal balance of such Mortgage Loan. The foregoing provision shall survive each Closing Date and shall not merge with the closing documents and shall be enforceable by the Purchaser independently of this or any other agreement.

                  The Purchase Agreement provides that the Seller has not taken or permitted or caused to be taken, and will not take any action or permit or cause any action to be taken, without the prior written consent of the Purchaser, by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone, mail or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements or solicitations indicated within the monthly statements sent to borrowers (which statements are sent to all loans serviced through Seller) shall not constitute solicitation under this Section 5.

                  The Purchase Agreement may be assigned, pledged or hypothecated by the Purchaser without the prior consent of the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans, the Purchase Agreement, the Interim Servicing Agreement or any other agreements which govern the Mortgage Loans. The Purchase Agreement may not be assigned, pledged or hypothecated by the Seller without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion.

6.       Tax Service Contracts and Flood Certification Contracts
         -------------------------------------------------------

                  The Seller shall ensure that each of the Mortgage Loans shall be covered by a paid-in-full, life-of-loan tax service contract with a provider acceptable to the Purchaser (each, a "Tax Service Contract") and a paid-in-full, life-of-loan flood certification contract with a provider acceptable to the

Purchaser (each, a "Flood Certification Contract"), each of which shall be assigned to the Purchaser or the Purchaser's designee at the Seller's expense. The obligations set forth in this Section 6 shall survive the closing of the transactions contemplated hereby, shall not merge with the closing documents and shall be independently enforceable.

7.       Delivery and Custody of Loan Documents
         --------------------------------------

                  Pursuant to the terms of a bailee agreement, to be executed among the Seller or its designee, Deutsche Bank National Trust Company (the "Custodian") and the Purchaser (the "Bailee Agreement"), the Seller or its designee shall deliver to the Custodian the original mortgage loan documents, including an original promissory note with respect to each Mortgage Loan then being sold (the "Mortgage Loan Files") on or before five (5) days prior to the related Closing Date. Pursuant to the terms of the Custodial Agreement, dated as of September 15, 2002 (the "Custodial Agreement"), between the Purchaser and the Custodian, from and after the related Closing Date, the Custodian will hold the Mortgage Loan Files in trust for the benefit of the Purchaser. The Purchaser shall pay the costs and expenses of the Custodian incurred from and after the related Closing Date. The Seller shall pay all recording fees, if any, for the assignments of mortgage and any other fees or costs incurred in connection with a one-time preparation and recordation of each assignment.

8.       Review of Loan Files
         --------------------

                  With respect to each Mortgage Loan, the Seller shall make the credit and servicing files (including, without limitation, the related mortgagor's payment history) (collectively, the "Credit Information") of such Mortgage Loan available at its offices for review during normal business hours at least 14 days prior to the related Closing Date. The Purchaser and the Purchaser's designee may each review such files prior to the related Closing Date for the purpose of ensuring conformity with the terms of this Purchase Price and Terms Agreement and the Purchase Agreement. The Purchaser will be under no obligation to purchase any Mortgage Loans for which Credit Information is not made available for the Purchaser's review in accordance with the terms hereof. If the Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans which do not conform to the Purchaser's reasonable requirements in all material respects, or if any Mortgage Loan has been paid in full prior to the related Closing Date, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule to be delivered by the Seller to the Purchaser on such Closing Date.

                  The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination thereof. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Files or Credit Information shall not affect the Purchaser's (or any of its successors') rights to demand repurchase, substitution or other relief as provided under the Purchase Agreement.

9.       Reconstitution
         --------------

                  With  respect  to the  Mortgage  Loans,  the  Seller  and  the
Purchaser acknowledge and agree that the Purchaser or any prospective purchaser may sell or transfer from time to time some or all of the Mortgage Loans to (a) one or more third-party purchasers, as part of a whole loan transfer (each, a "Whole Loan Transfer") and/or (b) one or more trusts or other entities to be formed as part of a publicly-issued and/or privately placed, rated or unrated, securitization (each, a "Securitization") (a Whole Loan Transfer or Securitization, each a "Transaction"). With respect to as many as two Transactions, the Seller shall use its reasonable best efforts to assist the Purchaser, and any prospective purchaser, if the Purchaser or such prospective purchaser so requests, in securitizing the Mortgage Loans and selling undivided interests in, or obligations secured by, such Mortgage Loans in a public offering or private placement or selling participating interests in such Mortgage Loans, which assistance shall include, but not be limited to, (i) providing any information relating to the Mortgage Loans necessary to assist in the preparation of any disclosure documents, and (ii) providing as of the date of such Securitization representations and warranties as to the Seller, which are consistent with the representations and warranties contained in the Purchase Agreement, but modified, if necessary, to reflect changes since the related Closing Date. However, if the Purchaser is concurrently assigning, selling or transferring other loans to the third-party purchaser, then the representations and warranties assigned to the third party purchaser (or reconstituted by the Seller herein) which apply to the loans sold hereunder shall not be any more stringent, restrictive or strict than those given by the Purchaser to the third party purchaser. The Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain as a result of any incorrect information given by the Seller and regarding the Seller, the Mortgage Loans or the Underwriting Guidelines in connection with any Transaction. The Purchase Agreement sets forth the foregoing reconstitution provisions.

10.      GOVERNING LAW
         -------------

                  THIS PURCHASE PRICE AND TERMS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF CALIFORNIA AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA. THE PURCHASE PRICE AND TERMS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

11.      Closing
         -------

                  Each closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. Each closing shall be by telephone, confirmed by letter or facsimile receipt confirmation transmission, or conducted in person, at the Purchaser's option.

                  Each closing shall be subject to each of the following conditions:

          (a) the Seller, the Guarantor and the Purchaser shall have executed and delivered all closing documents as specified in Section 12 of this Purchase Price and Terms Agreement, duly executed by all signatories as required pursuant to the respective terms thereof;

          (b)  the Seller shall have  received the  Purchase  Price  pursuant to
               Section 3 of this Purchase Price and Terms Agreement, by wire transfer of immediately available federal funds to the account designated by the Seller; and

          (c) all other terms and conditions of this Purchase Price and Terms Agreement shall have been complied with (unless mutually waived by the Purchaser and the Seller).

12.        Closing Documents
           -----------------

               The closing documents for each closing shall consist of the following documents:

          1. the Assignment and Conveyance (and all exhibits thereto), in three counterparts;

          2.   the Bailee Agreement, in four counterparts;

          3. this Purchase Price and Terms Agreement, in three counterparts (to be executed and delivered only for the First Closing Date);

          4. the Purchase Agreement, in four counterparts (to be executed and delivered only for the First Closing Date);

          5. the Interim Servicing Agreement, in three counterparts (to be executed and delivered only for the First Closing Date);

          6.   the  Guarantee,   in  three  counterparts  (to  be  executed  and
               delivered only for the First Closing Date); and

          7. an Escrow Agreement, by and among the Seller, the Purchaser and Cadwalader, Wickersham & Taft.

13.      Costs
         -----

                  The Purchaser shall pay the legal fees and expenses of its attorneys. Except as otherwise specified herein, all other costs and expenses incurred in connection with the transactions contemplated hereby, including recording fees for the mortgage loan assignments, fees for title policy endorsements and continuations, if applicable, and the Seller's attorney's fees, shall be paid by the Seller.

14.      Confidential Information
         ------------------------

                  The Seller shall keep confidential and shall not divulge to any party, without the Purchaser's written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is appropriate for the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or as otherwise required by law or legal process. The rights and obligations set forth in this Section shall survive each Closing Date and shall not merge with or into any of the closing documents described herein, but instead shall be independently enforceable.

15.      Brokerage Fees
         --------------

                  Neither the Seller nor the Purchaser has employed or used a broker in connection with the transactions contemplated herein, and to the extent that a demand is made upon either the Seller or the Purchaser for brokerage fees associated herewith, neither the Seller nor the Purchaser shall be responsible for paying any brokerage fees of the other party. Each party hereto shall indemnify and hold the other party harmless against all claims of any brokers or other persons employed or used by the first party for brokers' commissions relating thereto, which indemnification shall include all losses, damages and expenses, including attorney's fees for settlement, litigation or appearance and other costs for same, suffered by such other party in connection with such claims. The rights and obligations set forth in the preceding sentence shall survive each Closing Date and shall not merge with or into any of the closing documents described herein, but instead shall be independently enforceable.

16.      Notices
         -------

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

17.      Miscellaneous
         -------------

                  This Purchase Price and Terms Agreement shall not be assigned, pledged or hypothecated by the Seller without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. For the purpose of facilitating the execution of this Purchase Price and Terms Agreement as herein provided and for other purposes, this Purchase Price and Terms Agreement may be executed simultaneously in any number of counterparts (by manual or facsimile signature), each of which counterparts shall be deemed to be an original, and all of which together shall constitute and be one and the same instrument.

18.      Further Agreements
         ------------------

         The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Purchase Price and Terms Agreement.

19.      Entire Agreement and Amendments
         -------------------------------

                  This Purchase Price and Terms Agreement contains the entire agreement relating to the subject matter hereof between the Seller and the Purchaser and supersedes any prior oral or written agreement between the Seller and the Purchaser. This Purchase Price and Terms Agreement may only be amended by a written document signed by both the Seller and the Purchaser.

                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

                  Kindly acknowledge receipt of this confirmation by signing and promptly returning the enclosed duplicate of this Purchase Price and Terms Agreement to us on or before August 28, 2002. Your failure to return a countersigned duplicate of this Purchase Price and Terms Agreement to us within the time indicated shall give us the right, at our sole option, to declare the oral agreement confirmed hereby null and void.

                               Very truly yours,


                               IMPAC MORTGAGE ACCEPTANCE CORPORATION

                               By:  /s/ Mark Bishop
                                    -----------------------------------

                               Name: Mark Bishop

                               Title: President



                               By:______________________________________________

                               Name: ___________________________________________

                               Title: __________________________________________


Receipt and affirmation of this agreement is hereby acknowledged:


[HOME GOLD, INC.]

By:  /s/ Brent King
     --------------------------

Name:  Brent King

Title:  Sr. Vice President, Structured Finance

Date: __________________________

                                    EXHIBIT A

                          MORTGAGE LOAN CHARACTERISTICS